UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On May 29, 2019, Cara Therapeutics, Inc. (the “Company”) issued a press release announcing top-line data from its KALM-1 trial, a multicenter, randomized, double-blind, placebo controlled Phase 3 trial in the United States, evaluating the safety and efficacy of KORSUVA injection in hemodialysis patients with moderate-to-severe pruritus. The Company will hold a conference call to discuss the results at 8:30 a.m. EDT on May 29, 2019. A copy of the press release and the presentation to be discussed on the conference call are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Information.

On May 29, 2019, the Company issued a press release announcing top-line data from its KALM-1 trial, a multicenter, randomized, double-blind, placebo controlled Phase 3 trial in the United States, evaluating the safety and efficacy of KORSUVA injection in hemodialysis patients with moderate-to-severe pruritus.

KALM-1 Phase 3 Trial Design

The KALM-1 Phase 3 U.S. trial is a multicenter, randomized, double-blind, placebo-controlled 12-week treatment trial with a 52-week open label extension phase that is designed to evaluate the safety and efficacy of 0.5 mcg/kg KORSUVA (CR845/difelikefalin) injection in 350 hemodialysis patients with moderate-to-severe pruritus.

The primary efficacy endpoint is the proportion of patients achieving at least a three-point improvement from baseline in the weekly mean of the daily 24-hour Worst Itch Numeric Rating Scale (WI-NRS) score at week 12.

Secondary endpoints include assessment of itch-related quality of life changes measured using the validated self-assessment 5-D itch and Skindex-10 scales, as well as the proportion of patients achieving ≥ four-point improvement from baseline in weekly mean of the daily 24-hour WI-NRS score at week 12.

KALM-1 Efficacy Data:

•

Primary Endpoint: The proportion of patients receiving 0.5mcg/kg of KORSUVA injection achieving a ≥ three-point improvement from baseline in the weekly mean of the daily 24-hour WI-NRS score at week 12 was 51%, compared to 28% for patients receiving placebo (p= 0.000019).

•	Secondary Endpoints:

•

4-point Improvement from baseline in 24-hour WI-NRS score. The proportion of patients receiving 0.5mcg/kg of KORSUVA injection achieving a ≥ four-point improvement from baseline in the weekly mean of the daily 24 hour WI-NRS score at week 12 was 39%, compared to 18% for patients receiving placebo (p= 0.000032).

•	Itch-Related Quality of Life Measures:

•	Patients receiving KORSUVA injection experienced a 43% improvement in the average total Skindex-10 score at week 12, compared to patients receiving placebo (p= 0.0004).

•	Patients receiving KORSUVA injection experienced a 35% improvement in the average total 5-D Itch score at week 12, compared to patients receiving placebo (p= 0.0009).

KALM-1 Safety and Tolerability:

KORSUVA was generally well-tolerated with a safety profile consistent with that seen in earlier KORSUVA clinical trials. Overall, the incidence of adverse events (“AEs”) and serious AEs were similar across both KORSUVA and placebo groups. The most common treatment emergent AEs reported in ≥ 5% patients were diarrhea (9.5% KORSUVA vs. 3.7% placebo), dizziness (6.9% KORSUVA vs. 1.1% placebo), nasopharyngitis (KORSUVA 5.3% vs. 3.2% placebo) and vomiting (5.3% KORSUVA vs. 3.2% placebo).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press release dated May 29, 2019.

99.2	Presentation dated May 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Mani Mohindru
Mani Mohindru, Ph.D.
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 29, 2019